Exhibit 99.3

MAIA Biotechnology to Participate in the 36th Annual ROTH Conference

CHICAGO, IL – March 07, 2024 - MAIA Biotechnology, Inc., (NYSE American: MAIA) (“MAIA”, the “Company”), a clinical-stage biopharmaceutical company developing targeted immunotherapies for cancer, today announced its participation in the 36th Annual ROTH Conference being held March 17-19, 2024 in Dana Point, California. Chief Executive Offer Vlad Vitoc, M.D. will host one-on-one meetings with institutional investors and analysts on Monday, March 18th and Tuesday, March 19th.

Conference Details:

Location:	The Ritz Carlton, Laguna Niguel in Dana Point, California.
Registration:	Available on the conference website.
1x1 meetings:	Investors may request a meeting by contacting a ROTH representative at 800.678.9147 or by contacting MAIA investor Relations.

MAIA’s lead candidate is THIO, a small molecule telomere-targeting anticancer agent that acts by producing direct telomeric DNA damage and inducing cancer-specific immune responses. THIO’s efficacy in non-small cell lung cancer (NSCLC) is being evaluated in THIO-101, a Phase 2 go-to-market clinical trial nearing completion, which is expected to be the first completed clinical study of a telomere-targeting agent in the field of cancer drug discovery and treatment. MAIA plans to pursue the FDA’s accelerated approval program for THIO.

Recent news from MAIA’s THIO-101 trial includes:

●	Early completion of enrollment; trial nears completion with topline data expected in second half of 2024; (press release, February 22, 2024)
●	Strong response rate of 38% in third-line treatment efficacy data; (press release, March 6, 2024).
●	Multiple paths to potential commercial approval of THIO under consideration; MAIA anticipates a final FDA decision on THIO in 2026; (MAIA Shareholder Letter 2024).

About MAIA Biotechnology, Inc.

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is THIO, a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Forward Looking Statements

MAIA cautions that all statements, other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels or activity, performance or achievements to be materially different from those anticipated by such statements. The use of words such as “may,” “might,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward looking statements. However, the absence of these words does not mean that statements are not forward-looking. For example, all statements we make regarding (i) the initiation, timing, cost, progress and results of our preclinical and clinical studies and our research and development programs, (ii) our ability to advance product candidates into, and successfully complete, clinical studies, (iii) the timing or likelihood of regulatory filings and approvals, (iv) our ability to develop, manufacture and commercialize our product candidates and to improve the manufacturing process, (v) the rate and degree of market acceptance of our product candidates, (vi) the size and growth potential of the markets for our product candidates and our ability to serve those markets, and (vii) our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates, are forward looking. All forward-looking statements are based on current estimates, assumptions and expectations by our management that, although we believe to be reasonable, are inherently uncertain. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and are subject to risks and uncertainties and other factors beyond our control that may cause actual results to differ materially from those expressed in any forward-looking statement. Any forward-looking statement speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In this release, unless the context requires otherwise, “MAIA,” “Company,” “we,” “our,” and “us” refers to MAIA Biotechnology, Inc. and its subsidiaries.

Investor Relations Contact

+1 (872) 270-3518

ir@maiabiotech.com